Exhibit 32.1
CERTIFICATION

In connection with the quarterly report of Vanguard Minerals Corporation (the “Company”) on Form 10-Q for the period ended June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), I, Vladimir Fedyunin, Chief Executive Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350, as adopted), that:

1.	The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the period covered by the Quarterly Report.

Date: August 14, 2008
	By:	/s/ Vladimir Fedyunin
Vladimir Fedyunin
Chief Executive Officer